UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA	92649
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 6, 2014, Quiksilver, Inc. issued a press release announcing its financial results for the three months ended January 31, 2014. The press release is attached hereto as Exhibit 99.1.

In addition to Quiksilver’s GAAP financial information, the press release furnished with this report as Exhibit 99.1 reports pro forma loss from continuing operations, pro forma loss per share from continuing operations, adjusted EBITDA, pro forma adjusted EBITDA, and constant currency measures, all of which are considered non-GAAP financial measures. Quiksilver believes these non-GAAP financial measures are useful to investors as they provide consistency and comparability with its past financial reports, as well as useful information to enable investors to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate Quiksilver’s operations. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.

The information in this Form 8-K and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, and, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Title or Description

99.1	Press Release dated March 6, 2014, issued by Quiksilver, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2014	Quiksilver, Inc.
(Registrant)

	By:	/s/ Richard Shields
Richard Shields
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description

99.1	Press Release, dated March 6, 2014, issued by Quiksilver, Inc.

4